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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549





                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                         August 16, 2001 (May 15, 2001)


                          BioMarin Pharmaceutical Inc.
             (Exact name of registrant as specified in its charter)




         Delaware                  000-26727                68-0397820
(State or other jurisdiction      (Commission     (IRS Employer Identification
    of incorporation)              File Number)                No.)



     371 Bel Marin Keys Boulevard,                            94949
              Suite 210                                     (Zip Code)
          Novato, California
        (Address of principal
          executive offices)


                                 (415) 884-6700
              (Registrant's telephone number, including area code)











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

Item 5.           Other Events

On August 15, 2001, we entered into what is sometimes termed an equity line arrangement with Acqua Wellington North American Equities Fund, Ltd. Specifically, we entered into a common stock purchase agreement with Acqua Wellington, which provides that, subject to the satisfaction of certain conditions, we may issue and sell and Acqua Wellington will be obligated to purchase, from time to time until October 15, 2002, up to an aggregate of $27.7 million of our common stock. In connection with entering into the new agreement, we have terminated the common stock purchase agreement that we had entered with Acqua Wellington North American Equities Fund, Ltd. on January 26, 2001, which allowed us to sell a maximum of $50 million of our common stock. We entered into the new agreement to comply with regulatory limitations that the SEC has recently applied to equity line facilities.

At our discretion, we may present Acqua Wellington with draw down notices from time to time, requiring that Acqua Wellington purchase shares of our common stock. For each draw down, we will determine the minimum sale price per share and the total dollar amount of each draw down, subject to a limit of between $500,000 and $4,000,000 determined by the minimum sale price of the draw down. Additionally, at our discretion, in connection with any draw down, we may issue Acqua Wellington call options of up to the amount of the draw down. The call options give Acqua Wellington the right, but not the obligation, to purchase an additional amount of our common stock by exercise all or any unexercised portion of these options at any time during the pricing period.

Over a 20 trading day period, for each trading day the volume weighted average price for our common stock exceeds the minimum purchase price, Acqua Wellington will be obligated to purchase a pro rata portion of the total draw down amount at a price per share equal to the volume weighted average price of our common stock less a discount of between 3.33% to 5%. The purchase price for the call option is based on the volume weighted average price of our common stock on the day of exercise less a discount of 3.33% to 5%. In each instance, this compares to a discount of between 4% and 6% applicable under our January agreement.

We have entered into a placement agent agreement with Reedland Capital Partners, an Institutional Division of Financial West Group, which is not affiliated with either Acqua Wellington or us, pursuant to which the shares to be issued and sold to Acqua Wellington will be placed through Reedland Capital Partners. Pursuant to the terms of the placement agent agreement, in connection with each draw down and call option settlement, Reedland Capital Partners will receive a placement agent fee from us of between 0.67% to 1% of the dollar amount of the shares purchased. The discount in the January agreement (there was no placement agent fee in the January agreement) is equal to the discount plus the placement agent fee in the new agreement.

Item 7.               Financial Statements and Exhibits

EXHIBIT NO.   DESCRIPTION OF DOCUMENT
-----------   ------------------------------------------------------------------
10.1          Common Stock Purchase  Agreement between BioMarin  Pharmaceutical
              Inc. and Acqua Wellington North American Equities Fund, Ltd.,
              dated August 15, 2001, previously  filed with the  Commission on
              August 16, 2001 as exhibit 1.2 to the  Company's   Registration
              Statement on Form S-3, Registration No. 333-48800, which is incorporated herein by reference.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                            BioMarin Pharmaceutical Inc.


                            By: /s/ Raymond W. Anderson
                               -------------------------------------------------
                               Raymond W. Anderson
                               Chief Operating Officer, Chief Financial Officer, Secretary and Vice President Finance and Administration

Date:  August 15, 2001

                                  Exhibit Index

EXHIBIT NO.   DESCRIPTION OF DOCUMENT
-----------   ------------------------------------------------------------------
10.1          Common Stock Purchase  Agreement between BioMarin  Pharmaceutical
              Inc. and Acqua Wellington North American Equities Fund, Ltd.,
              dated August 15, 2001, previously  filed with the  Commission on
              August 16, 2001 as exhibit 1.2 to the  Company's   Registration
              Statement on Form S-3, Registration No. 333-48800, which is incorporated herein by reference.